Exhibit 99.1
RingCentral Announces Third Quarter 2019 Results
Total Revenue up 34%
Enterprise ARR and Channel ARR each surpassed $250 million
Over 30 seven-digit TCV deals, setting new record
Belmont, Calif. – November 4, 2019 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, collaboration, and contact center solutions, today announced financial results for the third quarter ended September 30, 2019.
Third Quarter Financial Highlights

•	Total revenue increased 34% year over year to $233 million.

•	Software subscriptions revenue increased 33% year over year to $211 million.

•	Annualized Exit Monthly Recurring Subscriptions (ARR) increased 31% year over year to $881 million.

•	RingCentral Office® ARR increased 35% year over year to $800 million.

•	Mid-market and Enterprise ARR increased 61% year over year to $426 million.

•	Enterprise ARR increased 77% year over year to $259 million.

•	Channel ARR increased 63% year over year to $263 million.
“We delivered another solid quarter. We are benefiting from continued momentum in mid-market and enterprise markets, with strong contributions from the channel,” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “We continue to drive success with our leading unified voice, video, and team messaging platform. With today's announcement of our expanded relationship with AT&T, and the earlier announced strategic partnership with Avaya, we are excited to broaden our global sales reach to help accelerate the transition to the cloud for businesses worldwide.”
Financial Results for the Third Quarter 2019

•	Revenue: Total revenue was $233 million for the third quarter of 2019, up from $174 million in the third quarter of 2018, representing 34% growth.

•
Operating Income (Loss): GAAP operating loss was $10.7 million, compared to a GAAP operating loss of $7.0 million in the same period last year, primarily driven by higher share-based compensation, amortization of intangibles, and acquisition related matters. Non-GAAP operating profit was $21.7 million, compared to a non-GAAP operating profit of $14.3 million in the same period last year.

•
Net Income (Loss) Per Share: GAAP net loss per share was ($0.15), compared to ($0.12) in the same period last year, primarily driven by higher share-based compensation, amortization of intangibles, and acquisition related matters. Non-GAAP net income per diluted share was $0.22, compared to $0.19 per diluted share in the same period last year. The third quarter of 2019 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.

•	Balance Sheet: Total cash and cash equivalents at the end of the third quarter of 2019 was $583 million. This compares with $568 million at the end of the second quarter of 2019.
Additional Highlights

•
Announced a strategic agreement with Avaya making RingCentral the exclusive provider of UCaaS solutions to Avaya. RingCentral and Avaya will introduce a new solution, "Avaya Cloud Office by RingCentral." RingCentral and Avaya will jointly develop programs to leverage Avaya's global sales and partner network, as well as build automated technologies for seamless customer transition to RingCentral's leading global UCaaS solution.

•
Named a leader in the Gartner Magic Quadrant for Unified Communications as a Service, Worldwide Report.* In the Magic Quadrant report, published on July 30, 2019, RingCentral was positioned furthest for completeness of vision in the Leaders quadrant.

•
Announced partnership with SYNNEX Corporation, a leading business process services company, in which RingCentral will deliver a new wave of unified communications and collaboration, cloud communications, and contact center solutions to SYNNEX' US channel partners. With a network of more than 25,000 reseller partners, SYNNEX will help broaden RingCentral's channel reach while supporting partner enablement and onboarding.

•
Announced agreement with Fujitsu to provide enterprises across EMEA with cloud communications and contact centre solutions for enhanced mobility, workforce productivity, and customer engagement. Fujitsu will offer RingCentral Office® and RingCentral Contact CentreTM as part of Fujitsu Digital Workplace solutions.

•
Announced Westcon will act as a master agent for RingCentral initially in the UK and Ireland. It is anticipated that Westcon will draw on its established EMEA footprint to extend RingCentral's reach across multiple markets in Europe.

Financial Outlook
Fourth Quarter 2019 Guidance:

•	Total revenue range of $238 to $240 million, representing annual growth of 26% to 27%.

•	Software subscriptions revenue range of $217 to $219 million, representing annual growth of 26% to 27%.

•	GAAP operating margin range of (16.7%) to (16.1%).

•	Non-GAAP operating margin of 9.6%.

•	Non-GAAP tax rate assumed to be 22.5%, compared to 0% non-GAAP tax rate in 2018. No material cash taxes expected given net operating loss carryforwards.

•	Non-GAAP EPS of $0.21 based on 91.5 million fully diluted shares, which includes approximately 1.5 million weighted-average shares associated with the Avaya transaction.

•
Share-based compensation range of $30 to $31 million, amortization of debt discount of $5 million, amortization of acquired intangibles of $3.7 million, and acquisition related matters related to Avaya of approximately $28 million.

Full Year 2019 Guidance:

•	Raising total revenue range to $888 to $890 million, representing annual growth of 32%. This is up from our prior range of $874 to $877 million and annual growth of 30%.

•	Raising software subscriptions revenue range to $805 to $807 million, representing annual growth of 31% to 32%. This is up from our prior range of $795 to $797 million and annual growth of 30%.

•	GAAP operating margin between (7.3%) and (7.2%).

•	Non-GAAP operating margin between 9.1% and 9.2%.

•	Non-GAAP tax rate for 2019 assumed to be 22.5%, compared to 0% non-GAAP tax rate for 2018. No material cash taxes expected given net operating loss carryforwards.

•
Raising non-GAAP EPS to $0.81 based on 88.6 million fully diluted shares, which includes approximately 0.4 million weighted-average shares associated with the Avaya transaction. This is up from our prior range of $0.77 to $0.79.

•
Share-based compensation range of $102 to $103 million, amortization of debt discount of $20 million, amortization of acquired intangibles of $10 million, and acquisition related matters of approximately $34 million.

For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to GAAP EPS because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss) and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:

•	What: RingCentral financial results for the third quarter of 2019 and outlook for the fourth quarter and full year of 2019.

•	When: Monday, November 4, 2019 at 2:00PM PT (5:00PM ET).

•
Dial-in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•
Replay: Following the completion of the call through 11:59 PM ET on November 11, 2019, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13695702.

Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of global enterprise cloud communications, collaboration, and contact center solutions. More flexible and cost-effective than legacy on-premises systems, the RingCentral platform empowers employees to work better together, from any location, on any device, and via any mode to serve customers, improving business efficiency and customer satisfaction. The company provides unified voice, video meetings, team messaging, digital customer engagement, and integrated contact center solutions for enterprises globally. RingCentral’s open platform integrates with leading business apps and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.
©2019 RingCentral, Inc. All rights reserved. RingCentral and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, our momentum in mid-market and enterprise; the contribution of the channel; the success of our relationships with AT&T and Avaya in broadening our global sales reach, and our market opportunity. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our relationships with AT&T and Avaya; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended June 30, 2019, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP operating income (loss), Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share. Non-GAAP software subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP operating income (loss) is defined as operating income (loss) excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters including transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations. Non-GAAP operating margin is defined as Non-GAAP operating income (loss) divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
We have included Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, channel partner annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® and RingCentral Contact CenterTM solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel partner annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.
Disclaimer
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
*Source: Gartner, Inc., “Magic Quadrant for Unified Communications as a Service, Worldwide,” Daniel O’Connell, Megan Fernandez, Rafael Benitez, Christopher Trueman, Sebastian Hernandez, July 30, 2019.

Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Kosturos, RingCentral
(650) 562-6545
Mariana.Kosturos@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$582,663	$566,329
Accounts receivable, net	118,282	94,375
Deferred sales commission costs	32,196	23,038
Prepaid expenses and other current assets	31,904	23,772
Total current assets	765,045	707,514
Property and equipment, net	84,123	70,205
Operating lease right-of-use-assets	41,302	—
Deferred sales commission costs, non-current	78,629	55,735
Goodwill	54,743	31,238
Acquired intangibles, net	25,839	19,480
Other assets	9,798	10,154
Total assets	$1,059,479	$894,326
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$22,443	$10,145
Accrued liabilities	140,535	100,687
Deferred revenue	105,159	88,527
Total current liabilities	268,137	199,359
Convertible senior notes, net	381,701	366,552
Operating lease liabilities	31,097	—
Other long-term liabilities	9,050	10,806
Total liabilities	689,985	576,717

Stockholders' equity
Common stock	8	8
Additional paid-in capital	633,188	551,078
Accumulated other comprehensive income	351	2,226
Accumulated deficit	(264,053)	(235,703)
Total stockholders' equity	$369,494	$317,609
Total liabilities and stockholders' equity	$1,059,479	$894,326
The Company adopted the new accounting standard related to leases (Topic 842) effective January 1, 2019.

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Software subscriptions	$210,906	$158,068	$588,406	$440,987
Other	22,446	15,757	61,587	44,013
Total revenues	233,352	173,825	649,993	485,000
Cost of revenues
Software subscriptions	40,930	27,958	114,343	79,200
Other	18,775	11,316	49,827	33,814
Total cost of revenues	59,705	39,274	164,170	113,014
Gross profit	173,647	134,551	485,823	371,986
Operating expenses
Research and development	35,286	26,347	97,705	73,812
Sales and marketing	109,882	86,279	313,023	237,222
General and administrative	39,142	28,952	100,401	73,984
Total operating expenses	184,310	141,578	511,129	385,018
Loss from operations	(10,663)	(7,027)	(25,306)	(13,032)
Other income (expense), net
Interest expense	(5,160)	(4,916)	(15,280)	(11,163)
Other income, net	2,926	2,533	9,118	3,944
Other income (expense), net	(2,234)	(2,383)	(6,162)	(7,219)
Loss before income taxes	(12,897)	(9,410)	(31,468)	(20,251)
Provision for (benefit from) income taxes	(148)	108	(3,118)	274
Net loss	$(12,749)	$(9,518)	$(28,350)	$(20,525)
Net loss per common share:
Basic and diluted	$(0.15)	$(0.12)	$(0.34)	$(0.26)
Weighted-average number of shares used in computing net loss per share:
Basic and diluted	83,283	79,903	82,348	79,116

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(28,350)	$(20,525)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,060	17,194
Share-based compensation	71,690	49,379
Amortization of deferred sales commission costs	21,189	13,956
Amortization of debt discount and issuance costs	15,149	11,003
Foreign currency remeasurement (gain) loss	61	657
Provision for bad debt	2,339	2,390
Deferred income taxes	(632)	15
Tax benefit from release of valuation allowance	(3,210)	—
Other	1,584	458
Changes in assets and liabilities:
Accounts receivable	(24,845)	(29,883)
Deferred sales commission costs	(51,467)	(31,793)
Prepaid expenses and other current assets	(8,125)	(6,256)
Other assets	400	(406)
Accounts payable	10,626	(1,128)
Accrued liabilities	22,432	27,954
Deferred revenue	16,632	17,107
Other liabilities	(525)	(1,020)
Net cash provided by operating activities	71,008	49,102
Cash flows from investing activities
Purchases of property and equipment	(21,355)	(17,852)
Capitalized internal-use software	(11,472)	(8,117)
Cash paid for business combination, net of cash acquired	(27,870)	—
Cash paid for acquisition of intangible assets	—	(18,470)
Net cash used in investing activities	(60,697)	(44,439)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	449,457
Payments for capped call transactions and costs	—	(49,910)
Repurchase of common stock	—	(15,000)
Proceeds from issuance of stock in connection with stock plans	17,590	13,632
Taxes paid related to net share settlement of equity awards	(10,244)	(5,457)
Repayment of financing obligations	(943)	(741)
Net cash provided by financing activities	6,403	391,981
Effect of exchange rate changes	(380)	(553)
Net increase in cash, cash equivalents and restricted cash	16,334	396,091
Cash, cash equivalents and restricted cash
Beginning of period	566,329	181,192
End of period	$582,663	$577,283

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Software subscriptions	$210,906	$158,068	$588,406	$440,987
Other	22,446	15,757	61,587	44,013
Total revenues	233,352	173,825	649,993	485,000
Cost of revenues reconciliation
GAAP Software subscriptions cost of revenues	40,930	27,958	114,343	79,200
Share-based compensation	(1,759)	(1,169)	(4,796)	(3,181)
Amortization of acquisition intangibles	(1,338)	(151)	(3,688)	(452)
Acquisition related matters	—	—	(64)	—
Non-GAAP Software subscriptions cost of revenues	37,833	26,638	105,795	75,567

GAAP Other cost of revenues	18,775	11,316	49,827	33,814
Share-based compensation	(592)	(146)	(1,316)	(445)
Non-GAAP Other cost of revenues	18,183	11,170	48,511	33,369
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.1%	83.1%	82.0%	82.9%
Non-GAAP Other	19.0%	29.1%	21.2%	24.2%
Non-GAAP Gross profit	76.0%	78.2%	76.3%	77.5%
Operating expenses reconciliation
GAAP Research and development	35,286	26,347	97,705	73,812
Share-based compensation	(6,230)	(4,069)	(16,000)	(11,069)
Acquisition related matters	—	—	(352)	—
Non-GAAP Research and development	29,056	22,278	81,353	62,743
As a % of total revenues non-GAAP	12.5%	12.8%	12.5%	12.9%

GAAP Sales and marketing	109,882	86,279	313,023	237,222
Share-based compensation	(10,182)	(7,449)	(27,589)	(19,679)
Amortization of acquisition intangibles	(931)	(876)	(2,791)	(2,891)
Acquisition related matters	(499)	—	(2,109)	—
Non-GAAP Sales and marketing	98,270	77,954	280,534	214,652
As a % of total revenues non-GAAP	42.1%	44.8%	43.2%	44.3%

GAAP General and administrative	39,142	28,952	100,401	73,984
Share-based compensation	(8,613)	(5,682)	(21,989)	(15,005)
Acquisition related matters	(2,183)	(1,742)	(3,008)	(1,742)
Non-GAAP General and administrative	28,346	21,528	75,404	57,237
As a % of total revenues non-GAAP	12.1%	12.4%	11.6%	11.8%
Income (loss) from operations reconciliation
GAAP loss from operations	(10,663)	(7,027)	(25,306)	(13,032)
Share-based compensation	27,376	18,515	71,690	49,379
Amortization of acquisition intangibles	2,269	1,027	6,479	3,343
Acquisition related matters	2,682	1,742	5,533	1,742
Non-GAAP Income from operations	21,664	14,257	58,396	41,432
Non-GAAP Operating margin	9.3%	8.2%	9.0%	8.5%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income reconciliation
GAAP net loss	$(12,749)	$(9,518)	$(28,350)	$(20,525)
Share-based compensation	27,376	18,515	71,690	49,379
Amortization of acquisition intangibles	2,269	1,027	6,479	3,343
Acquisition related matters	2,682	1,742	5,533	1,742
Amortization of debt discount and issuance costs	5,118	4,849	15,149	11,003
Intercompany remeasurement loss (gain)	340	(149)	264	874
Tax benefit from release of valuation allowance	—	—	(3,210)	—
Income tax expense effects	(5,751)	—	(15,131)	—
Non-GAAP net income	$19,285	$16,466	$52,424	$45,816
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net (loss) income per common share:
Weighted average number of shares used in computing basic net (loss) income per share	83,283	79,903	82,348	79,116
Effect of dilutive securities	5,127	6,463	5,263	6,557
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	88,410	86,366	87,611	85,673

Diluted net (loss) income per share
GAAP net loss per share	$(0.15)	$(0.12)	$(0.34)	$(0.26)
Non-GAAP net income per share	$0.22	$0.19	$0.60	$0.53

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q4 2019		FY 2019
	Low Range	High Range	Low Range	High Range
GAAP revenues	238.0	240.0	888.0	890.0

GAAP loss from operations	(39.9)	(38.7)	(65.2)	(64.0)
GAAP operating margin	(16.7%)	(16.1%)	(7.3%)	(7.2%)
Share-based compensation	31.0	30.0	102.7	101.7
Amortization of acquisition intangibles	3.7	3.7	10.2	10.2
Acquisition related matters	28.0	28.0	33.5	33.5
Non-GAAP income from operations	22.8	23.0	81.2	81.4
Non-GAAP operating margin	9.6%	9.6%	9.1%	9.2%